                                                                   EXHIBIT 10.12


                               LICENSE AGREEMENT

          THIS LICENSE AGREEMENT dated as of December 20, 1994 (the "Effective Date"), is entered into between SRI INTERNATIONAL, a California nonprofit public benefit corporation ("SRI"), having a place of business located at 333 Ravenswood Avenue, Menlo Park, California 94025-3493, and Corona Corporation, a California corporation ("CORONA"), having a place of business located at 333 Ravenswood Avenue, Building 110, Menlo Park, California 94025-3493.

                                  WITNESSETH:

     WHEREAS, SRI owns or has rights in certain patent rights, copyrights, and know-how relating to Speech Recognition Technology (as later defined herein).

     WHEREAS, CORONA desires to obtain a license under SRI's rights in such patent rights, copyrights, and know-how, on the terms and subject to the conditions of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                1. DEFINITIONS
                                --------------

     For purposes of the Agreement, the terms defined in this article shall have the respective meanings set forth below:

     1.1 "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

     1.2 "CORONA Improvements" means those improvements and/or new developments in Speech Recognition Technology (including improvements to the SRI Software) in which CORONA has an ownership or licensable interest (with the right to sublicense without payment of royalties) and have been or are developed, authored, conceived, or reduced to practice as of the Effective Date or during the Exclusive Period. CORONA Improvements shall include inventions, trade secrets, know-how, CORONA Know-How, discoveries, algorithms, and software (in both source code and object code). CORONA Improvements shall not include such improvements and/or new developments developed, authored, conceived, or reduced to practice by or for CORONA after the Exclusive Period.

     1.3 "CORONA Know-How" means (i) information which is not generally known by the public; and (ii) non-confidential information relating to Speech Recognition Technology in which CORONA has an ownership or licensable interest (with the right to sublicense without payment of royalties) as of the Effective Date or developed or acquired during the Exclusive Period. Such information includes but is not limited to technical data, trade secrets, algorithms, formulae, procedures, protocols, rules of thumb, techniques and results of experimentation and testing, including information contained in any invention disclosures and/or patent applications which are CORONA Improvements.

     Corona License Agreement, December 20, 1994

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.4 "CORONA Proprietary Rights" means any intellectual property rights (including copyright(s), patent rights, CORONA Know-How and/or trade secrets) in the CORONA Improvements in which CORONA has an ownership or licensable interest (with the right to sublicense without payment of royalties).

     1.5 "Cumulative Revenues" means the total of all revenues for the period specified as recorded in the financial statements of CORONA in accordance with standard accounting procedures.

     1.6 "Exclusive Fields" means Speech Recognition Technology, provided, however, that Nonexclusive Fields are specifically excluded from the definition of Exclusive Fields.

     1.7 "Exclusive Period" means the period commencing with the Effective Date and ending on the earlier of December 20, 1999 or a trigger event whereby CORONA's exclusivity is terminated as described in Paragraphs 5.1, 7.1 and/or 7.2.

     1.8 "Existing SRI Software" means SRI Software existing on the Effective Date in which SRI has an ownership or licensable interest (with the right to sublicense without the payment of royalties).

     1.9 "Existing SRT" means Speech Recognition Technology existing on the Effective Date in which SRI has an ownership or licensable interest (with the right to sublicense without the payment of royalties).

     1.10  "Nonexclusive Fields" means

           (a) Education/training including the use of Speech Recognition Technology for educational purposes and, in the case of language education, the use of Speech Recognition Technology for educational and entertainment purposes.

           (b) Language translation including the use of Speech Recognition Technology in spoken language translation systems from any language to any language;

           (c) Language and/or dialect identification except for telephony applications; and

           (d) Topic spotting when used in conjunction with Speech Recognition Technology in the context of person-to-person conversation except for telephony applications.

     1.11 "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     1.12 "Speech Recognition Technology" means information and know-how, whether or not patentable, related to the perception by a machine of human speech, the conversion of such speech to text, and/or the establishment of the meaning of speech so as to enable the machine to respond to the intentions of the speaker by template-based methods. Speech Recognition Technology shall include but not be limited to all forms of:

     Corona License Agreement, December 20, 1994
     2

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[***]

     1.13 "SRI Software" means the following computer programs and data sets, in which SRI has an ownership or licensable interest (with the right to sublicense without the payment of royalties), as further identified in Appendix
A:

[***]

     1.14 "SRI Improvements" means those improvements and/or new developments in Speech Recognition Technology (including improvements to the SRI Software) in which SRI has an ownership or licensable interest (with the right to sublicense without the payment of royalties) and which are developed, authored, conceived, or reduced to practice during the Exclusive Period. SRI Improvements shall include inventions, trade secrets, know-how, discoveries, algorithms, and software (in both source code and object code). SRI Improvements shall not include (a) such improvements and/or new developments

     Corona License Agreement, December 20, 1994
     3
developed, authored or invented by or for SRI after the Exclusive Period; and/or
(b) contract deliverables as provided in Paragraph 3.4(d).

     1.15 "SRI Know-How" means (i) information which is not generally known by the public; and (ii) non-confidential information relating to Speech Recognition Technology in which SRI has an ownership or licensable interest as of the Effective Date or developed or acquired during the Exclusive Period, whether or not it is of a confidential nature. Such information includes but is not limited to technical data, trade secrets, algorithms, formulae, procedures, protocols, rules of thumb, techniques and results of experimentation and testing, including information contained in any invention disclosures and/or patent applications which are SRI Improvements.

     1.16   "SRI Patent Rights" means:

            (a) The pending United States patent application(s) and patents listed in Appendix B and all corresponding foreign patent applications heretofore or hereafter filed or having legal force in any jurisdiction worldwide owned by or licensed to SRI;

            (b) All patent applications that claim any Existing SRT and/or an SRI Improvement heretofore or hereafter filed or having legal force in any jurisdiction worldwide in which SRI has ownership or licensable interest (with the right to sublicense without payment of royalties);

            (c) All patents that have issued or in the future issue from the patent applications described in clauses (a) and (b) above, including utility, model and design patents and certificates of invention; and

            (d) All divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; all to the extent and only to the extent that SRI has the right to grant licenses, immunities or other rights thereunder as of the Effective Date or during the term of the Agreement.

     1.17 "SRI Proprietary Rights" means any intellectual property rights (including copyright(s), patent rights, know-how and/or trade secrets) in the Existing SRT and in the SRI Improvements, including but not limited to SRI's copyright in the SRI Software, SRI Patent Rights and SRI Know-How, in which SRI has an ownership and/or licensable interest (with the right to sublicense without payment of royalties).

                       2. REPRESENTATIONS AND WARRANTIES
                       ---------------------------------

     2.1  DISCLAIMER OF WARRANTIES BY SRI. NOTHING IN THE AGREEMENT SHALL BE
          -------------------------------
CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY SRI THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION INCLUDED IN THE SRI PATENT RIGHTS, THAT ANY PATENT INCLUDED IN THE SRI PATENT RIGHTS WHICH ISSUES WILL BE VALID, OR THAT THE USE OF ANY SRI PATENT RIGHTS, SRI COPYRIGHTS OR SRI KNOW-HOW WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON. SRI PROVIDES ANY EXISTING SRI SOFTWARE AND ANY SOFTWARE IN THE SRI IMPROVEMENTS (INCLUDING SOURCE CODE AND OBJECT CODE FORMS) "AS IS." FURTHERMORE, SRI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SRI PATENT RIGHTS, SRI

     Corona License Agreement, December 20, 1994
     4

COPYRIGHTS OR SRI KNOW-HOW, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     2.2  LIMITATION OF LIABILITY.
          ------------------------

     (a)  SRI: IN NO EVENT SHALL SRI BE LIABLE TO CORONA OR ANY THIRD PARTY FOR
          ---
ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, EVEN IF SRI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL SRI BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES. IN NO EVENT SHALL SRI'S LIABILITY TO CORONA AND ANY THIRD PARTY EXCEED THE AMOUNT OF MONEY RECEIVED BY SRI FROM CORONA UNDER THIS AGREEMENT.

     (b)  CORONA: THE FOLLOWING LIMITATION OF LIABILITY FOR CORONA SHALL ONLY
          -------
APPLY TO SITUATIONS WHERE SRI HAS LICENSED CORONA IMPROVEMENTS TO THIRD PARTIES AND CORONA DID NOT CONTRIBUTE TO THE RESULTING LIABILITY: IN SUCH CASES, CORONA SHALL NOT BE LIABLE TO SRI OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, OR THE COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, EVEN IF CORONA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     2.3  DISCLAIMER OF WARRANTIES BY CORONA. NOTHING IN THE AGREEMENT SHALL BE
          ----------------------------------
CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY CORONA THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENET APPLICATION INCLUDED IN THE CORONA IMPROVEMENTS, THAT ANY PATENT INCLUDED IN THE CORONA IMPROVEMENTS WHICH ISSUES WILL BE VALID, OR THAT THE USE OF ANY CORONA PATENT RIGHTS, CORONA COPYRIGHTS OR CORONA KNOW-HOW WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON. CORONA PROVIDES ANY SOFTWARE IN THE CORONA IMPROVEMENTS (INCLUDING SOURCE CODE AND OBJECT CODE FORMS) "AS IS." FURTHERMORE, CORONA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CORONA PATENT RIGHTS, CORONA COPYRIGHTS OR CORONA KNOW-HOW, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     Each party hereby represents and warrants to the other party as follows:

     2.4  Corporate Existence and Power. Such party (a) is a corporation duly
          -----------------------------
organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have

     Corona License Agreement, December 20, 1994
     5
a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under the Agreement.

     2.5  Authorization and Enforcement of Obligations. Such party (a) has the
          --------------------------------------------
corporate power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

     2.6  No Consents. All necessary consents, approvals and authorizations of
          -----------
all governmental authorities and other Persons required to be obtained by such party in connection with the Agreement have been obtained.

     2.7  No Conflict. The execution and delivery of the Agreement and the
          -----------
performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

                          3. LICENSE AND OPTION GRANT
                          ---------------------------

     3.1  Exclusive License Grant to CORONA.
          ---------------------------------

          (a) SRI hereby grants and CORONA hereby accepts a royalty-free, worldwide license in the Exclusive Fields under the SRI Proprietary Rights to:

               (i) With respect to software, reproduce, distribute, use, make, modify, make derivatives of, and sublicense the Existing SRI Software (in both source code and object code forms), and any software in the SRI Improvements (in both source and object code forms), and sublicense such rights through multiple levels of sublicensees;

               (ii) With respect to inventions and know-how, reproduce, distribute, use, make, modify, and sell products and services based on the Existing SRT (not including the SRI Software) and/or the SRI Improvements (not including any software in the SRI Improvements) and sublicense such rights through multiple levels of sublicensees; and

               (iii) Establish trademarks in connection with the Existing SRT and/or the SRI Improvements, provided that they can not use the mark "SRI" or any other SRI trademarks.

          (b) Notwithstanding the license grant above, in any event that CORONA discloses such SRI source code in the Exclusive Fields (other than disclosure to CORONA employees and/or to any independent contractors employed by CORONA without sublicense rights) CORONA shall promptly provide written notification of such disclosure to SRI.

          (c) These rights shall be exclusive during the Exclusive Period and nonexclusive and perpetual (subject to Article 5 and Paragraphs 7.1, 7.3 and 7.4) after the termination of the Exclusive Period. If CORONA does not exercise its

     Corona License Agreement, December 20, 1994
     6
     right as stated in Paragraph 3.2 below, then such existing license rights shall remain royalty-free after the end of the Exclusive Period.

     3.2  Extension of Exclusivity. So as to extend the Exclusive Period, SRI
          ------------------------
grants CORONA the first right to negotiate a worldwide, exclusive license in the Exclusive Fields under the SRI Proprietary Rights to the Existing SRT, Existing SRI Software and the SRI Improvements. Such option shall expire on June 15, 1999. Both parties agree to make a good faith effort to negotiate a license agreement under fair and reasonable terms which reflect the commercial potential of the SRI Proprietary Rights at the time the right is exercised. If CORONA fails to elect its right or if the parties fail to execute a license agreement by June 15, 1999, then SRI shall be free to license the SRI Proprietary Rights nonexclusively in all fields without restriction after the Exclusive Period.

     3.3  Nonexclusive License Grant to CORONA. SRI hereby grants and CORONA
          ------------------------------------
hereby accepts a royalty-free, perpetual (subject to Article 5 and Paragraphs 7.1, 7.3 and 7.4) worldwide license in the Nonexclusive Fields under the SRI Proprietary Rights to:

          (a) Reproduce, distribute, use, make, modify, make derivatives of, and sublicense the SRI Software (in both source code and object code forms) and any software in the SRI Improvements (in both source and object code forms) and sublicense such rights through multiple levels of sublicensees; and

          (b) Reproduce, distribute, use, make, modify, sell and sublicense products and services based on the Existing SRT (not including the SRI Software) and/or the SRI Improvements (not including any software in the SRI Improvements) and sublicense such rights through multiple levels of sublicensees.

Notwithstanding the license grant above, CORONA shall not disclose (other than disclosure to CORONA employees and/or to any independent contractors employed by CORONA without sublicense rights), license for use, or distribute in any manner, any SRI source code in the Nonexclusive Fields, without the prior written consent of SRI. Such permission shall not be unreasonably withheld.

     3.4  Reservation of Certain Rights. Notwithstanding the foregoing, the
          -----------------------------
licenses granted in the Agreement are subject to SRI's retention of the following rights:

          (a) The non-exclusive right of SRI to use the SRI Proprietary Rights to solicit and execute research contracts from the U.S. Government in Speech Recognition Technology and in connection therewith, to execute government-use licenses, regardless of field of use or level of classification;

          (b) Rights to the Japanese Toolkit to the extent granted under an agreement as amended between SRI and Nippon Data, a subsidiary of Nippon Telephone and Telegraph dated October 31, 1991.

          (c) The non-exclusive right of SRI to use the SRI Proprietary Rights to solicit and execute commercial research and development contracts in Speech Recognition Technology, including those research projects which qualify for government matching funds (e.g. Small Business Technology Transfer (STTR), Advanced Technology Program (ATP), Technology Reinvestment Project (TRP)), provided that during the Exclusive Period:

     Corona License Agreement, December 20, 1994
     7

               (i) SRI shall obtain CORONA's consent if such contracts provide for deliverables or require licenses in the Exclusive Fields; and

               (ii) If SRI solicits and executes research or development contracts or enters into work for hire arrangements pertaining to Speech Recognition Technology, SRI shall secure an ownership or licensable interest to any Speech Recognition Technology developed under such arrangements so that such technology improvements are within the scope of this Agreement and CORONA receives rights and access to such technology as SRI Improvements.

          (d) The right to grant to any commercial client which executes a research and development contract with SRI an exclusive license under such contract for deliverables which consist of a specific software application for that commercial client for use in the Nonexclusive Fields.

     3.5  License Grant to SRI. CORONA hereby grants and SRI hereby accepts a
          --------------------
royalty-free, perpetual (subject to Paragraphs 7.1 and 7.5), non-exclusive, worldwide license in the Nonexclusive Fields under the CORONA Proprietary Rights, to:

          (a) Reproduce, distribute, use, make, modify, make derivatives of, and sublicense any software in the CORONA Improvements (in object code form only) and sublicense such rights through multiple levels of sublicensees;

          (b) Reproduce, distribute, use, make, modify, sell, and sublicense products and services based on the CORONA Improvements (not including any software in the CORONA Improvements) and sublicense such rights through multiple levels of sublicensees;

          (c) Reproduce, use, make, modify and make derivatives of the source code in the CORONA Improvements for SRI's own internal research purposes.

          (d)  Sublicense any CORONA Improvements in source code form:

               (i) Only to the U.S. government in connection with research and development contracts executed with SRI. Consistent with the rights of a not-for-profit research corporation under the FARS, DFARS, the Stephenson-Wydler Act and the Baye-Dole Act, SRI shall use reasonable effort to control and restrict the distribution of CORONA Improvements to government contractors. Any such sublicense shall be subject to the confidentiality restrictions described in Section 8; and

               (ii) To commercial clients for use in the Nonexclusive Fields only with the prior written approval of CORONA. Such approval shall not be unreasonably withheld.

     3.6  Technical Assistance.
          ---------------------

          3.6.1 During the term of the Agreement, upon reasonable notice and during normal business hours, both parties shall provide the other such technical assistance regarding the Speech Recognition Technology as the other party reasonably requests to conduct its activities contemplated by the Agreement.

          3.6.2 Each party shall reimburse the other for its standard research or consulting costs for any such technical assistance, determined in accordance with its

     Corona License Agreement, December 20, 1994
     8
     own normal business practice applied on a consistent basis at a billing rate no less favorable than the best terms offered to their other commercial research clients. Upon request, each party shall provide the other with estimates of the anticipated costs of any requested technical assistance prior to undertaking such technical assistance.

          3.6.3 During the term of the Agreement, CORONA shall give SRI first consideration with regards to third parties to provide any subcontract research or development services to CORONA regarding the research and development of potential and actual products and/or services based on Speech Recognition Technology.

     3.7  Government Rights.  This Agreement is subject to all of the terms and
          -----------------
conditions of Title 35 United States Code Sections 200 through 204, including an obligation that products resulting from this license which are sold or produced in the United States be "manufactured substantially in the United States," and CORONA agrees to take all reasonable action necessary on its part as licensee to enable SRI to satisfy its obligation thereunder, relating to the Existing SRI Software, the Existing SRT, and the SRI Improvements.

                                4. COMPENSATION
                                ---------------

     Recognizing that the rights and licenses conveyed herein by each party to the other constitute due compensation to each party, both parties agree to waive all license issue fees, minimum royalties, and running royalties (but for those fees and royalties which may be negotiated upon exercise of the option granted CORONA in Paragraph 3.2).

                           5. DILIGENCE OBLIGATIONS
                           ------------------------

     CORONA shall be considered viable for purposes of the SRI Exclusive License if, starting as of the Effective Date and:

          (a)  As of December 31, 1996, CORONA

               (i) has raised no less than Two Million Dollars ($2,000,000) of capital in addition to any capital provided by SRI; or

               (ii) has Cumulative Revenues in an amount no less than One Million Dollars ($1,000,000);

          (b) And, as of December 31, 1997, CORONA has Cumulative Revenues in an amount no less than Four Million Dollars ($4,000,000); and

          (c) As of December 31, 1998, CORONA has Cumulative Revenues in an amount no less than Eight Million Dollars ($8,000,000); and

          (d) As of December 31, 1999, CORONA has Cumulative Revenues in an amount no less than Thirteen Million Dollars ($13,000,000).

In the event that CORONA fails to meet the viability criteria stated above and fails to correct such condition within one hundred and twenty (120) days after receiving written notice thereof from SRI, SRI shall have the right to terminate SRI's exclusive license to CORONA in the Exclusive Fields as conveyed in Paragraph 3.1, terminate CORONA's

     Corona License Agreement, December 20, 1994
     9
right to extend its exclusivity as conveyed in Paragraph 3.2, and convert CORONA's license to a royalty-bearing nonexclusive license on a reasonable industry standard basis. If, after ninety (90) days from SRI's written notice of termination of exclusivity, the parties have failed to agree on a royalty, the royalty dispute shall be submitted to binding arbitration as provided in Paragraph 16.2

                             6. FINANCIAL REPORTS
                             --------------------

     Within ninety (90) days following the end of each calendar year during the term of the Agreement, CORONA shall prepare and deliver to SRI a copy of CORONA's year-end written financial statements prepared for review by the CORONA board of directors.

                                7. TERMINATION
                                --------------

     7.1  Termination by CORONA. CORONA may terminate this Agreement by giving
          ---------------------
SRI notice in writing (by registered or certified mail, return receipt). The Agreement shall terminate thirty (30) days after SRI's receipt of such notice.

     7.2  Bankruptcy. In the event that:
          -----------

          (a) CORONA voluntarily commences any action or seeks any relief regarding its liquidation, reorganization, dissolution or similar act or under any bankruptcy, insolvency or similar law; or

          (b) If a proceeding is commenced or an order, judgment or decree is entered seeking the liquidation, reorganization, dissolution or similar act or any other relief under any bankruptcy, insolvency or similar law against CORONA, without its consent, which continues undismissed or unstayed for a period of sixty (60) days;

then SRI may terminate the exclusivity granted to CORONA by SRI in Paragraph 3.1 and convert the rights and license granted by SRI to CORONA to a royalty-bearing nonexclusive license with right to sublicense. Surviving are all other terms of this Agreement, including:

          (i) CORONA's obligation to pay any research fees and/or patent reimbursements outstanding as of the date of termination of exclusivity; and

          (ii) SRI's ability to terminate this Agreement as provided in Paragraph 7.3.

     7.3  Termination by SRI for Cause. SRI may terminate this Agreement upon
          -----------------------------
the occurrence of one of the events set forth below if CORONA fails to cure such breach (or if such breach cannot be cured within such period, fails to commence good faith efforts to cure the breach) within forty-five (45) days of notice of such default by SRI:

          (a) If CORONA is in material breach of its obligations under this Agreement;

          (b) If CORONA provides false reports under Section 6 in an intentional or grossly negligent manner; or

          (c) If the bankruptcy proceedings described in Paragraph 7.2 continue undismissed or unstayed for a period of more than one (1) calendar year after filing.

     Corona License Agreement, December 20, 1994
     10

     7.4  Effect of Termination under 7.1 and/or 7.3. Surviving the
          -------------------------------------------
termination(s) described in Paragraphs 7.1 and/or 7.3 are:

          (a) Any obligation accruing prior to such expiration or termination including the reimbursement of patent expenses;

          (b) Any cause of action or claim of CORONA or SRI, accrued or to accrue, because of any breach or default by the other party;

          (c)  SRI's license to the CORONA Improvements, as stated in Paragraph
     3.5. Such license shall remain irrevocable;

          (d) Any sublicense(s) with third party(ies) executed by CORONA prior to the date of termination provided that such third party(ies) shall pay all further royalties required in such sublicenses (if any) directly to SRI; and

          (e)  The provisions of Paragraphs 2.1, 2.2, 2.3 and Articles 8, 15,
16.

     If CORONA establishes or has established a trademark(s) in connection with the SRI Proprietary Rights, all right, title, interest and ownership of such trademark(s) shall be assigned to SRI upon termination of this Agreement.

     7.5  Termination by CORONA for Cause. If SRI is in material breach of its
          --------------------------------
obligations under this Agreement and fails to cure such breach (or if such breach cannot be cured within such period, fails to commence good faith efforts to cure the breach) within forty-five (45) days of notice of such default by CORONA, CORONA may terminate its license grant to SRI under Paragraph 3.5. Surviving termination by CORONA are:

          (a) Any cause of action or claim of CORONA or SRI, accrued or to accrue, because of any breach or default by the other party;

          (b) Any sublicense(s) with third party(ies) executed by SRI prior to the date of termination provided that such third party(ies) shall pay all further royalties required in such sublicenses (if any) directly to CORONA; and

          (c) All other terms and conditions of this Agreement but for Paragraph 3.5.

     Corona License Agreement, December 20, 1994
     11

                    8. PROPRIETARY INFORMATION AND SECRECY
                    --------------------------------------

     8.1 Each party agrees that all information, whether oral, written or in other recorded form, that is, in the case of tangible items, conspicuously labeled as "Confidential" or "Proprietary" or, in the case of an oral disclosure, so identified at the time of such disclosure, and that is received from the other party pursuant to this Agreement (the "Information"),

          (i) Shall be kept confidential by the receiving party by using at least the same physical and other security measures used for its own confidential information, but not less than reasonable care and

          (ii) Both parties shall use commercially reasonable methods to protect their own and each others' Information including requiring that the receiving party and its subcontractors and sublicensees be obligated in writing to use the same degree of care to hold such Information confidential as they normally use to preserve and safeguard their own confidential information, but not less than reasonable care.

For Purposes of this Agreement, Information includes SRI Software, Existing SRI Software, Existing SRT, SRI Improvements, SRI Know-How, SRI Patent Rights, and CORONA Know-How, and CORONA Improvements. Nothing herein contained shall be construed as requiring the receiving party to keep confidential any Information which:

          (a) Has become available to the public through no fault of the receiving party;

          (b) Has been lawfully disclosed to the receiving party, without restriction, by a third party who at the time of such disclosure was lawfully in possession of the Information and was lawfully entitled to divulge same;

          (c) Is disclosed by the disclosing party to a third party without imposing restrictions similar to those contained herein; or

          (d) Is independently developed by the receiving party without any use of Information.

It is understood and agreed that in each instance the receiving party shall have the burden of proving that any of the above exceptions are applicable.

     8.2 Nothing contained herein shall be construed so as to prevent CORONA from using Information, including, without limitation, SRI Proprietary Rights, to make, use or sell any product and/or service, or from disclosing information necessary in the opinion of its counsel to comply with securities laws.

     8.3  The obligation to keep Information confidential expressed in this
Article 8 shall survive the termination of this Agreement but shall expire in respect of any Information five (5) years after receipt by the receiving party of such Information.

                      9. IMPROVEMENTS AND OTHER RESEARCH
                      ----------------------------------

     9.1  Records. SRI and CORONA shall each maintain laboratory notebooks, in
          -------
sufficient detail and in good scientific manner appropriate for copyright and patent purposes, which shall reflect all work done and results achieved in the performance of its

     Corona License Agreement, December 20, 1994
12
research and development regarding the SRI Proprietary Rights and CORONA Improvements.

     9.2  Disclosure. During the Exclusive Period,
          -----------

          (a) Each party shall be obliged to promptly disclose their respective improvements (SRI Improvements or CORONA Improvements, respectively), to the other.

          (b)  SRI and CORONA research staff shall meet quarterly to

               (i)  Disclose any SRI Improvements and/or CORONA Improvements;
          and

               (ii) Review for patentability any material which is in preparation for upcoming public disclosure, whether as technical publications or oral presentations.

          (c) Each party shall provide the other with copies of their technical papers, prior to publication, at the same time as such papers are submitted for their own internal management review.

          (d) Each party shall promptly disclose to the other any potential contractual relationships in the area of Speech Recognition Technology for use in the Nonexclusive Fields.

                 10. PATENT PROSECUTION AND ABATEMENT OF INFRINGEMENT
                 ----------------------------------------------------

     10.1 Ownership of Inventions. The entire right and title in all inventions,
          -----------------------
discoveries, processes, methods, compositions, formulae, techniques, information and data, whether or not patentable, and any patent applications or patents based thereon, relating to Speech Recognition Technology and conceived in the performance of the parties' activities during the Agreement ("New Inventions"):

          (a) By employees or others acting solely on behalf of SRI, shall be owned solely by SRI ("SRI New Inventions");

          (b) By employees or others acting solely on behalf of CORONA shall be owned solely by CORONA ("CORONA New Inventions"); and

          (c) By employees or others acting jointly on behalf of SRI and CORONA, shall be owned jointly by SRI and CORONA (the "Joint New Inventions").

During the Exclusive Period, each party promptly shall disclose to the other party the making, conception or reduction to practice of New Inventions by employees or others acting on behalf of such party. SRI and CORONA each hereby represent that all employees and other Persons acting on its behalf in performing obligations under the Agreement shall be obligated to assign to the party on whose behalf they are working all New Inventions conceived by such employees or other Persons.

     10.2 Patent Rights Generally. Subject to the provisions of this article,
          -----------------------
SRI shall be responsible for and shall control the preparation, filing, prosecution, maintenance and enforcement of all patent applications and patents regarding SRI New Inventions. CORONA shall be responsible for and shall control the preparation, filing, prosecution,

     Corona License Agreement, December 20, 1994 maintenance and enforcement of all patent applications and patents regarding CORONA New Inventions. SRI and CORONA shall determine by mutual agreement the party which shall be responsible for and shall control the preparation, filing, prosecution, maintenance and enforcement of all patent applications and patents regarding Joint New Inventions. The parties intend that they shall have rights in the Joint New Inventions the same as in the SRI Proprietary Rights. SRI and CORONA shall cooperate with the other party and shall execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, filing, prosecution, maintenance and enforcement of all patent applications and patents as referred to in this section.

     10.3  SRI Patent Rights.
           ------------------

           10.3.1 Filing, Prosecution, and Maintenance. SRI shall seek to file
                  ------------------------------------
and prosecute patent applications based on SRI Know-How and/or SRI Improvements in the United States, Canada, Japan, the European Patent Office (designating the United Kingdom, France, Germany, Italy and the Netherlands) and such other countries as the parties mutually agree. SRI shall provide CORONA with copies of each such patent application as filed, together with notice of its filing date and serial number, and copies of all office actions and responses thereto. SRI shall use its good faith efforts to amend any such patent applications to include claims reasonably requested by CORONA.

          10.3.2  Payment of Patent Costs.
                  -----------------------

          (a)   During the Exclusive Period,

               (i) SRI shall bear all patent prosecution costs and attorneys fees incurred by SRI in connection with the prosecution of the patent applications listed in Appendix B;

               (ii) CORONA shall pay for patent costs relating to CORONA Improvements.

               (iii) SRI shall disclose to CORONA appropriate invention disclosures concerning SRI New Inventions and SRI Improvements. CORONA shall have thirty days to notify SRI if CORONA wishes to pursue and pay for all related patent expenses and fees pertaining to such SRI New Inventions and SRI Improvements. If CORONA (a) elects not to pursue and pay for such patent expenses and fees or (b) fails to notify SRI of its intent within the required 30 day period, SRI, in its sole discretion, may elect whether or not to pursue and pay for such patent prosecution and CORONA shall have no license to SRI patent rights, exclusive or nonexclusive, under this Agreement for such SRI New Inventions and SRI Improvements for which SRI elects to apply for a patent and for which patents are eventually issued, provided however that SRI shall provide CORONA with a right of first negotiation for a separate license to such intellectual property on commercially reasonable terms, and provided however, that royalties due from CORONA to SRI under such license will be payable upon issuance of a patent to SRI retroactively for any use by CORONA of such SRI New Inventions and SRI Improvements prior to the issuance of a patent. Such right of first negotiation shall expire if a license agreement is not consummated within ninety days following notification by SRI to CORONA of SRI's offer to negotiate a license or option.

     Corona License Agreement, December 20, 1994
14

               (b) After the Exclusive Period, CORONA shall reimburse a pro-rated portion of the SRI patent expenses and fees incurred after the Exclusive Period. Such SRI Patent costs shall be shared equally by all nonexclusive licensees in direct proportion to the number of patents licensed by each party. For example if SRI has licensed five patents to CORONA and SRI has licensed three of those five to one other company, CORONA shall reimburse SRI patent expenses and fees for the two patents which have not been otherwise licensed in their entirety and reimburse one half of the Patent Costs for the remaining three patents. CORONA shall reimburse SRI within Thirty (30) days of invoicing unless CORONA believes the fees are incorrect, in which case CORONA shall have a right to audit SRI's records to determine the correct fees and the payment period shall be extended another Thirty
          (30) days. If CORONA declines to reimburse SRI for its pro-rated portion of any particular patent costs and attorneys fees after the Exclusive period, deemed owed and due, SRI may terminate the license granted to CORONA for such patent application and/or patent and remove such patent applications and/or patents from the definition of SRI Proprietary Rights.

          10.3.3  Suspected Infringement. Each party shall notify the other
                  -----------------------
party of any suspected infringement of the subject proprietary rights by a third party. SRI and CORONA shall meet at a mutually agreeable time and place to decide how to proceed. If SRI fails to bring suit based on the SRI Patent Rights within forty-five (45) days of CORONA's request, CORONA may bring suit and, if necessary, join SRI. The party bringing suit shall retain 75% of the proceeds or damages awarded after deduction of the payment of costs (including attorney's fees).

                                  11. NOTICE
                                  ----------

     All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telex, telefax or telegram, or mailed first-class, postage prepaid by registered or certified mail (notices sent by telex or telefax, or telegram, shall be deemed to have been given on the date sent; those mailed shall be deemed to have been given five (5) days after mailing), as follows, or to such other address as any party shall designate by notice in writing to the other in accordance herewith:

         If to SRI, for
         technical matters:         SRI International
                                    333 Ravenswood Avenue
                                    Menlo Park, California 94025-3493
                                    Attention:___________________________

         If to SRI, for
         all other matters:         SRI International
                                    333 Ravenswood Avenue
                                    Menlo Park, California 94025-3493
                                    Attention: Contract Administration

         If to CORONA, for
         technical matters:         Corona Corporation
                                    333 Ravenswood Avenue
                                    Menlo Park, California 94025-3493
                                    Attention:______________________________


     Corona License Agreement, December 20, 1994
15

         If to CORONA, for
         all other matters:         Corona Corporation
                                    333 Ravenswood Avenue
                                    Menlo Park, California 94025-3493
                                    Attention: ________________________

                              12. APPLICABLE LAW
                              ------------------

     The Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

                                13. ASSIGNMENT
                                --------------

     This Agreement shall not be assignable by either party hereto, whether voluntarily, by operation of law, or otherwise, without first having obtained in writing the consent of the other party, and any such purported assignment, without the written consent of the other party, shall be null and void.

                             14. ENTIRE AGREEMENT
                             --------------------

     The Agreement embodies the entire understanding between the parties and supersedes any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of the Agreement which are not fully expressed herein. Any modification of this Agreement shall be in writing and shall be signed by a duly authorized representative of each party.

                              15. INDEMNIFICATION
                              -------------------

     15.1  Indemnification. CORONA shall indemnify, defend and hold harmless
           ---------------
SRI, its directors, officers, employees and agents from all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that they may suffer as a result of any claims, demands, actions or other proceedings made or instituted by any third Party or Affiliate against any of them and arising out of or relating to (a) any negligence, recklessness or intentional act or omission by or on behalf of CORONA in the performance of its activities contemplated by the Agreement, or (b) any personal injury to or death of any person or damage to any property in connection with any act or omission (without regard to culpable conduct) by or on behalf of CORONA in the performance of its activities contemplated by the Agreement.

     15.2  Indemnification Procedure. A party (the "Indemnitee") that intends to
           -------------------------
claim indemnification under this article shall promptly notify CORONA of any loss, liability, damage or expense, or any claim, demand, action or other proceeding with respect to which the Indemnitee intends to claim such indemnification. CORONA's indemnity obligations under this article shall not apply to amounts paid in any settlement if effected without the consent of CORONA, which consent shall not be unreasonably withheld or delayed. CORONA shall not settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that adversely affects the rights or interests of any Indemnitee or imposes additional obligations on such Indemnitee, without the prior express written consent of such Indemnitee. The Indemnitee, its employees and agents, shall

     Corona License Agreement, December 20, 1994
16
cooperate fully with CORONA and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

                                16. ARBITRATION
                                ---------------

     16.1 If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree first to endeavor to settle the dispute through mediation by submitting the dispute to a sole mediator selected by the parties, or at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"), 417 Montgomery Street, San Francisco, California 94104. Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of mediation in confidence.

     16.2 If after ninety (90) days from the first written notice of dispute, the parties fail to resolve the dispute by written agreement or mediation, either party may submit the dispute to final and binding arbitration administered by the AAA, pursuant to the Commercial Arbitration Rules at the time of submission. California Arbitration Law shall govern except in the event that a stay is sought pursuant to the California Code of Civil Procedure Section 1281.2(c), in which event the parties agree that the issue shall be resolved under the United States Arbitration Act. The arbitration shall be held in San Francisco, California. Unless the parties have agreed upon the selection of an Arbitrator before then, the AAA shall appoint the Arbitrator as soon as practical, but in any event within thirty (30) days after the submission to AAA for binding arbitration. The Arbitrator's award shall be final and binding determination of the dispute and shall be fully enforceable as an arbitration award by the California courts in accordance with the California Arbitration Law. The prevailing party shall be entitled to recover its reasonable attorney's fees and expenses, including arbitration administration fees, incurred in connection with such proceeding. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of arbitration in confidence.

     16.3 Nothing in this Section shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation or arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate or arbitrate.

                               17. MISCELLANEOUS
                               -----------------

     17.1  U.S. Export Laws and Regulations. Each party hereby acknowledges that
           --------------------------------
the rights and obligations of the Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information. Without limitation, each party shall comply with all such laws and regulations.

     17.2  No Other Rights. The Agreement shall not be construed to grant any
           ---------------
license or other rights to CORONA in any patent rights, know-how or other technology of SRI, except as expressly provided in the Agreement.

     17.3  Waivers and Amendments. No change, modification, extension,
           ----------------------
termination or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

     17.4  Severability. Any of the provisions of the Agreement which are
           ------------
determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or

     Corona License Agreement, December 20, 1994
17
unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of the Agreement in any other jurisdiction.

     17.5  Waiver. The waiver by either party hereto of any right hereunder or
           ------
the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     17.6  Taxes.: All sales, use, and other transfer taxes, arising out of this
           -------
Agreement and the consummation of the transactions contemplated herein shall be paid for by Corona.

     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first set forth above.

     SRI INTERNATIONAL

     By: /s/ Signature Illegible
     Dated: 12/20/94
            --------
     Title: President and CEO
            -----------------

     CORONA CORPORATION

     By: /s/ Signature Illegible
     Dated: 12/20/94
            --------
     Title: PRESIDENT
            ---------

     Corona License Agreement, December 20, 1994
18

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


[***]


     Corona License Agreement, December 20, 1994

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                          DR. WILLIAM P. SOMMERS
                                           President and Chief Executive Officer

                                                               December 21, 1994

Mr. Ronald Croen
President
Corona Corporation
Building 110
333 Ravenswood Avenue
Menlo Park, CA 94025

                               LETTER AGREEMENT

Dear Mr. Croen:

As we have discussed, a definition in the license agreement between SRI International and Corona Corporation dated December 20, 1994 (the "Agreement") requires further clarification. Please signify your agreement to the following clarification, on behalf of Corona Corporation by signing and dating both copies of this Letter Agreement.

     The term "Speech Recognition Technology", as used in paragraph 1.12 of the Agreement, shall specifically exclude


[***]

                                                                      Sincerely,

                                                         /s/  William P. Sommers

                                                              William P. Sommers

AGREED AND ACCEPTED:

By /s/ Signature Illegible

Date 12/21/94
     --------

SRI INTERNATIONAL
333 Ravenswood Ave. Menlo Park, CA 94025-3493 (415) 859-2951 Facsimile: (415)
859-2624